Exhibit 99.1


                                  CERTIFICATION

We,  John R. Rice, III and John F. Beasty certify that:

1. We have read this quarterly report on Form 10-QSB of Rich Holdings Group, Inc.

2. To our knowledge the information in this report is true in all important respects as of March 31, 2003; and

3. This report contains all information about the company of which we are aware that we believe important to a reasonable investor, in light of the subjects required to be addressed in this report as of March 31, 2003.

For purposes of this certification, information is "important to a reasonable investor" if:

(a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

(b) The report would be misleading to a reasonable investor if the information was omitted from the report.


Date: May 5, 2003
                                            /s/  John R. Rice, III
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                                                 John R. Rice, III, President


                                            /s/  John F. Beasty
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                                                 John F. Beasty, Treasurer